SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 6, 1998

                              HOME HOLDINGS INC.

            (Exact name of registrant as specified in its charter)

        Delaware                  0-19347                   13-3584978

 (State of Incorporation)   (Commission file number)    (I.R.S. Employer
                                                        Identification No.)

               59 Maiden Lane, New York, New York       10038-4548
               (Address or principal executive office)  (Zip Code)

           Registrant's telephone number including area code (212) 530-6600


          Item 5.  Other Events

               The Registrant announced today that on January 6, 1998, the Home Insurance Company ("Home Insurance") entered into a definitive agreement, effective as of December 22, 1998, settling The Home Insurance Company v. Olympia & York Maiden Lane Company, et al. (Index No. 603714/96), an action arising between Plaintiff Home Insurance and Defendant Olympia & York Maiden Lane Company ("O&YMLC"). Home Insurance is a New Hampshire-domiciled property and casualty insurance company and the principal, wholly-owned subsidiary of the Registrant. O&YMLC is Home Insurance's landlord at 59 Maiden Lane, New York, New York, the commercial premises of which Home Insurance is the primary tenant, and in connection with which the litigation between Home Insurance and O&YMLC had arisen. The settlement will allow Home Insurance to retain a reduced amount of space in the building at a lower rental rate.

               The settlement agreement is substantially in accordance with the agreement in principle reached by the parties in a previously disclosed term sheet dated August 1, 1997 which resolves such litigation. The closing of the transactions contemplated by the settlement remains subject to a number of closing conditions, including, among others, approval of the noteholders of Olympia & York Maiden Lane Finance Corp. and the New Hampshire Insurance Commissioner. As Home Insurance's principal regulator, the Commissioner put Home Insurance under a previously-disclosed Order of Supervision on March 3, 1997.

          Item 7.  Financial Statements, Pro Forma Financial
          Information and Exhibits

               (c)  Exhibits.

                    (10.1)    Settlement Agreement dated as of
                              December 22, 1997.
                    (99.1)    Press release issued on January 9,
                              1998.


               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOME HOLDINGS INC.

          Dated: January 9, 1998        By: /s/ Richard H. Hershman
                                            _________________________
                                            Richard H. Hershman

                                        (Principal Financial and
                                        Accounting Officer through the
                                        Services Agreement, dated June
                                        12, 1995, between Risk
                                        Enterprise Management Limited, a
                                        Delaware corporation, and Home
                                        Insurance)